(SALLIE MAE LOGO)                                                      EXHIBIT 5

SLM CORPORATION
12061 BLUEMONT WAY
RESTON, VIRGINIA  20190

Robert S. Lavet
Senior Vice President
 and General Counsel

                                 April 29, 2005


SLM Education Credit Funding LLC
20 East Hemingway Drive
East Providence, Rhode Island 02915

         RE:      SLM Education Credit Funding LLC


Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of SLM Corporation and in that capacity have participated in, and/or supervised, the preparation of that certain Registration Statement (the "Registration Statement") being filed on Form S-3 by SLM Education Credit Funding LLC, a Delaware limited liability company (the "Seller"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration of student loan-backed securities (the "Securities"). The Securities will be issued from time to time pursuant to indentures to be entered into from time to time among the applicable Trust, a indenture trustee (the "Indenture Trustee"), and when applicable, the trustee under the applicable Trust Agreement as the holder of legal title to the Trust Student Loans on behalf of the Trust (the "Eligible Lender Trustee").

         In my examination, I or members of my staff have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Seller, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Seller and others.

SLM Education Credit Funding LLC
April 29, 2005
Page 2

         Based upon and subject to the foregoing, and subject to the qualification that I am admitted to the practice of law in the District of Columbia and the Commonwealth of Virginia only and do not purport to be qualified to render an opinion with respect to the laws of any jurisdiction other than the District of Columbia and the Commonwealth of Virginia, I am of the opinion that, assuming that the Securities have been validly authorized and executed by the applicable Trustee on behalf of the applicable Trust, the Securities, when authenticated by the applicable Indenture Trustee, issued in accordance with the provisions of the applicable Indenture, will constitute valid and binding obligations of the applicable Trust enforceable in accordance with their terms and entitled to the benefits of the applicable Indenture, except that enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                             Very truly yours,


                                             /s/ ROBERT S. LAVET
                                             Robert S. Lavet
                                             Senior Vice President
                                             and General Counsel